Exhibit 99.3

REVOLVING NOTE

FEBRUARY 29, 2024

For value received, Baker Bros. Advisors LP (the “Borrower”), hereby promises to pay to the Person identified as a “Lender” on the signature pages hereof (the “Lender”), the aggregate unpaid principal amount of all Loans (as defined below) made by the Lender to the Borrower, together with interest thereon as set forth below, on the Maturity Date (as defined below). Certain capitalized terms used herein have the definitions provided therefor in Annex A.

Subject to the terms and conditions set forth herein, the Lender may, in its sole discretion on a case-by-case basis as and when such Loans are requested by the Borrower, make Loans in dollars to the Borrower from time to time during the period commencing on the date hereof and ending one Business Day prior to the Maturity Date, in an aggregate principal amount that will not result in the aggregate outstanding principal amount of all Loans exceeding the Maximum Facility Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans, and may prepay any accrued interest thereon, from time to time, in whole or in part, without penalty. Any optional prepayment shall first be applied to accrued and unpaid interest, with the remainder applied to principal.

The Lender shall maintain in accordance with its usual practice, in the Lender’s own books and records (or by its agent on its behalf, including the Borrower), an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The entries made in the accounts maintained pursuant to the immediately preceding sentence shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the Obligations.

The Borrower agrees to pay interest on the outstanding amount of each Loan at a rate per annum equal to the Applicable Rate with respect to such Loan. The aggregate amount of accrued interest hereunder at any time of determination, together with the then unpaid principal amount of the Loans, is collectively referred to herein as the “Obligations”. Interest shall be computed on the basis of a 365/366-day year for the actual number of days elapsed. All interest will be payable on the outstanding principal amount of each Loan on the earliest of the Maturity Date, the date when the principal of such Loan is paid, or the date such Loan is forgiven.

Interest on this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged or received under law, and any interest in excess of that maximum amount shall be credited on the principal of this Note or, if that has been paid, refunded. This provision overrides all other provisions of this Note.

If any payment of principal or interest under this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. All payments to be made by or on behalf of the Borrower with respect to this Note shall be made without set-off, counterclaim or other defense. All payments of principal and interest in respect of the Loans shall be made payable to the Lender for the Lender’s account in lawful money of the United States of America at such place as shall be designated by the Lender for such purpose.

The Borrower shall use the proceeds of each Loan for purposes of facilitating an Agent’s exercise of the applicable remuneration (including any options or warrants) in accordance with the terms of a specified Proceeds Agreement (each, a “Specified Proceeds Agreement”).

Notwithstanding anything to the contrary herein, upon the sale at any time of any portion of the Securities referred to in a given Specified Proceeds Agreement, the Borrower shall, not later than ten (10) days thereafter, pay to the Lender an amount equal to the lesser of (i) the aggregate amount of the Obligations in respect of the Loan relating to such Specified Proceeds Agreement at such time and (ii) the net proceeds from the sale of such Securities. For the avoidance of doubt, if the proceeds from the sale of all of the Securities that was purchased using the proceeds of a Loan are less than the Obligations in respect of the applicable Loan, then the amount repaid by the Borrower to the Lender in satisfaction of such Loan may be less than the unpaid principal of and accrued interest on such Loan. Any such shortfall shall be deemed forgiven by the Lender, and the Obligations in respect of the applicable Loan shall be deemed paid in full.

The Borrower shall take such action as may be reasonably requested by the Lender to effectuate the intentions and objects of this Note.

This Note may be amended by a writing signed by the Lender and the Borrower.

The Lender may assign all or a portion of its rights and obligations under this Note with the prior written consent of the Borrower. The Borrower may not assign or delegate any of its obligations or agreements hereunder without the prior written consent of the Lender. This Note is binding upon the Borrower and its successors and assigns, and inures, together with all rights and remedies, to the benefit of the Lender and its successors, transferees and assigns.

Upon a failure by the Borrower to make any payment of the Obligations due and owing by the date required hereunder, the Lender may exercise the rights and remedies available to it under any applicable law.  Each and every right, remedy and power hereby granted to the Lender or allowed it by law or any other agreement shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by the Lender at any time and from time to time. No failure on the part of any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power. This Note shall remain in full force and effect until the payment in full of the Obligations.

The BORROWER waives presentment, demand, protest and notice of protest, non-payment and notice of non-payment and dishonor and notice of dishonor in the taking of any action to collect any amount called for pursuant to this Note. The Borrower agrees to pay all costs of collection, including reasonable attorneys’ fees and disbursements, in the event this Note is not paid when due.

Every provision of this Note is intended to be severable; if any term or provision of this Note shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

This Note may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Delivery of an executed counterpart of this Note in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note. The words “execution,” “signed,” “signature,” and words of like import in this Note shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

THE PROVISIONS OF THIS NOTE SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE BORROWER SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE CITY AND STATE OF NEW YORK AND AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE SHALL BE LITIGATED ONLY IN SAID COURTS, AND THAT SUCH COURTS ARE CONVENIENT FORUMS.

THE BORROWER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Note as of the date first written above.

EXECUTED BY:

BAKER BROS. ADVISORS LP,
as Borrower

By:	/s/ Scott Lessing
Name:	Scott Lessing
Title:

[Signature Page to Revolving Note]

Baker Brothers Life Sciences, L.P.,
as a Lender

By: Baker Brothers Life Sciences Capital, L.P., it general partner

By: Baker Brothers Life Sciences Capital (GP), LLC, its general partner

By:	/s/ Julian Baker
Name:	Julian Baker
Title:

[Signature Page to Revolving Note]

ANNEX A

Defined Terms

For purposes of this Note, the following terms have the meanings set forth below:

“AFR” means the long-term applicable federal rate as determined by the U.S. Internal Revenue Service.

“Applicable Rate” means, with respect to any Loan, a rate per annum equal to the AFR as of the date such Loan is made.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close.

“Loan” means each loan made pursuant to this Note to the Borrower by the Lender. Each Loan shall be made in connection with a single Specified Proceeds Agreement, for the purposes described in and otherwise on the terms provided for in this Note.

“Maturity Date” means May 1, 2053.

“Maximum Facility Amount” means $50,000,000.

“Note” means this Revolving Note, as amended, restated, supplemented or otherwise modified from time to time.

“Proceeds Agreement” means a “Proceeds Agreement” or similar agreement by and between the Borrower and an employee of the Borrower (including, without limitation, Felix Baker and Julian Baker) or such employee’s affiliate(s) (each such employee or affiliate, as applicable, an “Agent”), pursuant to which the Borrower agrees to provide the applicable Agent with the amount of cash necessary to enable such Agent to exercise the applicable remuneration (including any options or warrants).

“Securities” means those securities or other interests received by an Agent in connection with the exercise of the remuneration (including any options or warrants) pursuant to the applicable Specified Proceeds Agreement.